Exhibit 99.1

Visa Inc. Reports Fiscal First Quarter 2016 Results

•	GAAP quarterly net income of $1.9 billion or $0.80 per share including non-cash, non-operating income related to the revaluation of the Visa Europe put option

•	Adjusted quarterly net income of $1.7 billion or $0.69 per share excluding the revaluation of the Visa Europe put option

San Francisco, CA, January 28, 2016 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2016. GAAP net income for the quarter, inclusive of non-cash, non-operating income related to an adjustment in the Company’s fair value of its Visa Europe put option, was $1.9 billion, or $0.80 per share. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Excluding the $255 million non-cash, non-operating income recorded upon remeasurement of the Visa Europe put option, adjusted net income for the quarter was $1.7 billion, an increase of 7% over the prior year, or $0.69 per share, an increase of 10% over the prior year. The change in the fair value of the Visa Europe put option was triggered by the amendment of the put option in connection with the Visa Europe Transaction Agreement. The Company’s adjusted quarterly net income, effective income tax rate and earnings per share are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measure in the accompanying financial tables.

Net operating revenue in the fiscal first quarter of 2016 was $3.6 billion, an increase of 5% nominally or 8% on a constant dollar basis over the prior year, driven by growth in service revenues, data processing revenues and international transaction revenues. Currency rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 3 percentage points.

“We continue to be pleased with our financial performance given the uneven global economy and the ongoing negative effects of the strong U.S. dollar. While we continue to see relatively strong payments volume growth, these factors have meaningfully reduced our cross-border volume and revenue growth. While these headwinds do not appear to be abating in the short-term as we had hoped, the fundamentals of our business remain strong and our long-term growth trajectory remains intact as we navigate through this uncertain environment,” said Charlie Scharf, Chief Executive Officer of Visa Inc.

Fiscal First Quarter 2016 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2015, on which fiscal first quarter service revenue is recognized, was 12% over the prior year at $1.3 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2015, was 11% over the prior year at $1.3 trillion.

Cross-border volume growth, on a constant dollar basis, was 4% for the three months ended December 31, 2015.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2015, were 19.0 billion, an 8% increase over the prior year.

Fiscal first quarter 2016 service revenues were $1.6 billion, an increase of 7% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 7% over the prior year to $1.5 billion. International transaction revenues grew 6% over the prior year to $1.0 billion. Other revenues were $198 million, a decrease of 3% over the prior year. Client incentives, which are a contra revenue item, were $788 million and represent 18.1% of gross revenues.

Total operating expenses were $1.2 billion for the quarter, a 2% increase over the prior year, as the Company took the necessary steps to prioritize cost controls given an increasingly challenging macro-economic environment.

The Company recognized interest expense of $24 million for the quarter ended December 31, 2015 as a result of the issuance of approximately $16.0 billion of fixed-rate senior notes.

For the quarter ended December 31, 2015, the GAAP effective tax rate was 26.4% and the adjusted effective tax rate was 29.3%.

Cash, cash equivalents, and available-for-sale investment securities were $24.8 billion at December 31, 2015.

The weighted-average number of diluted shares of class A common stock outstanding was 2.4 billion for the quarter ended December 31, 2015.

Notable Events:

On December 14, 2015, the Company issued fixed-rate senior notes in an aggregate principal amount of $16.0 billion with maturities ranging between 2 and 30 years, and interest rates from 1.20% to 4.30%. The weighted average interest rate is 3.08% and the weighted average maturity of the notes is 13 years. Among other things, the proceeds will be used to fund the up-front cash consideration of the purchase price for the planned acquisition of Visa Europe Limited.

During the three months ended December 31, 2015, the Company repurchased 25.7 million shares of class A common stock, at an average price of $78.52 per share, using $2.0 billion of cash on hand. The Company has $5.8 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current programs as of December 31, 2015.

Financial Outlook for Fiscal Full-Year 2016:

While the Company is not changing its financial outlook for the fiscal full-year, continued moderating cross-border volume growth and subdued domestic activity across our geographies could ultimately affect our results. Current guidance is outlined below:

•	Annual net revenue growth: High single-digit to low double-digit range on a constant dollar basis, with an expectation of about three percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 17.5% to 18.5% range;

•	Annual operating margin: Mid 60s;

•	Adjusted effective tax rate: Low 30s;

•	Annual adjusted diluted class A common stock earnings per share growth: Low-end of the mid-teens range on a constant dollar basis, with an expectation of about four percentage points of negative foreign currency impact; and

•	Annual free cash flow: About $7 billion.

Note: The financial outlook for fiscal full-year 2016 does not include any impact from the Visa Europe transaction, including interest expense from the $16.0 billion issuance of fixed-rate senior notes of about $125 million per quarter.

Fiscal First Quarter 2016 Earnings Results Conference Call Details: Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks —VisaNet — that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “outlook”, “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify.

Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	increased regulation of fees, transaction routing, payment card practices or other aspects of the payments industry in the United States, including new or revised regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States;

•	increased government support of national payment networks outside the United States; and

•	increased regulation of consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone, the United States and in other advanced and emerging markets;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	the transaction with Visa Europe may not be consummated on the terms currently contemplated or at all;

•	Visa Europe’s business may not be successfully integrated with our business or we may not achieve the anticipated benefits of the transaction;

•	the costs and risks associated with the transaction with Visa Europe;

•	matters arising in connection with Visa Europe’s or our efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

•	various other factors, including those more fully described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2015, and our subsequent reports on Forms 10-Q and 8-K.

You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Connie Kim, 212-521-3962, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2015	September 30, 2015
	(in millions, except par value data)
Assets
Cash and cash equivalents	$12,837	$3,518
Restricted cash—litigation escrow	1,061	1,072
Investment securities:
Trading	80	66
Available-for-sale	8,428	2,431
Settlement receivable	443	408
Accounts receivable	922	847
Customer collateral	1,041	1,023
Current portion of client incentives	414	303
Prepaid expenses and other current assets	247	353

Total current assets	25,473	10,021
Investment securities, available-for-sale	3,487	3,384
Client incentives	128	110
Property, equipment and technology, net	1,884	1,888
Other assets	832	778
Intangible assets, net	11,348	11,361
Goodwill	11,825	11,825

Total assets	$54,977	$39,367

Liabilities
Accounts payable	$118	$127
Settlement payable	744	780
Customer collateral	1,041	1,023
Accrued compensation and benefits	317	503
Client incentives	1,116	1,049
Accrued liabilities	1,009	849
Accrued litigation	1,012	1,024

Total current liabilities	5,357	5,355
Long-term debt	15,877	—
Deferred tax liabilities	3,344	3,273
Other liabilities	923	897

Total liabilities	25,501	9,525

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,926 and 1,950 shares issued and outstanding at December 31, 2015 and September 30, 2015, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2015 and September 30, 2015	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 19 and 20 shares issued and outstanding at December 31, 2015 and September 30, 2015, respectively	—	—
Additional paid-in capital	17,824	18,073
Accumulated income	11,701	11,843
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	23	5
Defined benefit pension and other postretirement plans	(131)	(161)
Derivative instruments classified as cash flow hedges	60	83
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss, net	(49)	(74)

Total equity	29,476	29,842

Total liabilities and equity	$54,977	$39,367

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,645	$1,538
Data processing revenues	1,479	1,383
International transaction revenues	1,031	970
Other revenues	198	204
Client incentives	(788)	(713)

Total operating revenues	3,565	3,382

Operating Expenses
Personnel	499	509
Marketing	194	205
Network and processing	128	114
Professional fees	72	70
Depreciation and amortization	120	120
General and administrative	156	126

Total operating expenses	1,169	1,144

Operating income	2,396	2,238
Non-operating Income
Interest expense	(29)	(3)
Other	272	27

Total non-operating income	243	24

Income before income taxes	2,639	2,262
Income tax provision	698	693

Net income	$1,941	$1,569

Basic earnings per share
Class A common stock	$0.80	$0.63

Class B common stock	$1.32	$1.05

Class C common stock	$3.20	$2.54

Basic weighted-average shares outstanding
Class A common stock	1,937	1,974

Class B common stock	245	245

Class C common stock	20	22

Diluted earnings per share
Class A common stock	$0.80	$0.63

Class B common stock	$1.32	$1.04

Class C common stock	$3.20	$2.53

Diluted weighted-average shares outstanding
Class A common stock	2,430	2,478

Class B common stock	245	245

Class C common stock	20	22

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
	(in millions)
Operating Activities
Net income	$1,941	$1,569
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of client incentives	788	713
Fair value adjustment for the Visa Europe put option	(255)	—
Share-based compensation	39	45
Excess tax benefit for share-based compensation	(36)	(58)
Depreciation and amortization of property, equipment, technology and intangible assets	120	120
Deferred income taxes	45	97
Other	5	(19)
Change in operating assets and liabilities:
Settlement receivable	(35)	286
Accounts receivable	(75)	(78)
Client incentives	(850)	(687)
Other assets	23	(141)
Accounts payable	—	10
Settlement payable	(36)	(477)
Accrued and other liabilities	317	484
Accrued litigation	(12)	(103)

Net cash provided by operating activities	1,979	1,761

Investing Activities
Purchases of property, equipment, technology and intangible assets	(126)	(104)
Investment securities, available-for-sale:
Purchases	(6,803)	(758)
Proceeds from maturities and sales	739	226
Purchases of / contributions to other investments	(8)	—
Proceeds / distributions from other investments	4	—

Net cash used in investing activities	(6,194)	(636)

Financing Activities
Repurchase of class A common stock	(2,015)	(803)
Dividends paid	(340)	(297)
Proceeds from issuance of senior notes	15,971	—
Debt issuance costs	(77)	—
Payments from litigation escrow account—U.S. retrospective responsibility plan	11	100
Cash proceeds from issuance of common stock under employee equity plans	29	30
Restricted stock and performance-based shares settled in cash for taxes	(81)	(100)
Excess tax benefit for share-based compensation	36	58

Net cash provided by (used in) financing activities	13,534	(1,012)

Effect of exchange rate changes on cash and cash equivalents	—	1

Increase in cash and cash equivalents	9,319	114
Cash and cash equivalents at beginning of year	3,518	1,971

Cash and cash equivalents at end of period	$12,837	$2,085

Supplemental Disclosure
Income taxes paid, net of refunds	$79	$57
Accruals related to purchases of property, equipment, technology and intangible assets	$40	$21

VISA INC.

FISCAL 2016 AND 2015 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2016 Quarter Ended	Fiscal 2015 Quarter Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(in millions)
Operating Revenues
Service revenues	$1,645	$1,637	$1,550	$1,577	$1,538
Data processing revenues	1,479	1,429	1,400	1,340	1,383
International transaction revenues	1,031	1,091	1,039	964	970
Other revenues	198	216	199	204	204
Client incentives	(788)	(802)	(670)	(676)	(713)

Total operating revenues	3,565	3,571	3,518	3,409	3,382

Operating Expenses
Personnel	499	521	566	483	509
Marketing	194	253	224	190	205
Network and processing	128	134	117	109	114
Professional fees	72	107	82	77	70
Depreciation and amortization	120	119	130	125	120
General and administrative	156	143	137	141	126
Litigation provision	—	11	—	3	—

Total operating expenses	1,169	1,288	1,256	1,128	1,144

Operating income	2,396	2,283	2,262	2,281	2,238
Non-operating Income (Expense)
Interest expense	(29)	—	8	(7)	(3)
Other	272	—	(102)	8	27

Total non-operating income (expense)	243	—	(94)	1	24

Income before income taxes	2,639	2,283	2,168	2,282	2,262
Income tax provision	698	771	471	732	693

Net income	$1,941	$1,512	$1,697	$1,550	$1,569

VISA INC.

RECONCILIATION OF NON-GAAP FINANCIAL RESULTS

(UNAUDITED)

During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash, non-operating income that we do not believe is indicative of our operating performance. As such, we believe the presentation of adjusted financial results provides a clearer understanding of our operating performance for the current period presented. This amount is not subject to income tax and therefore has no impact on our reported income tax provision. There was no comparable adjustment recorded for the three months ended December 31, 2014. Adjusted net income, effective income tax rate and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported net income, effective income tax rate and diluted earnings per share, which are calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three months ended December 31, 2015:

	Three Months Ended December 31, 2015
	Net Income	Effective Income Tax Rate(1)	Diluted Earnings per Share(1)
	(in millions, except percentages and per share data)
As reported	$1,941	26%	$0.80
Revaluation of Visa Europe put option	(255)	3%	(0.10)

As adjusted	$1,686	29%	$0.69

Diluted weighted-average shares outstanding, as reported			2,430

(1)	Figures in the table may not recalculate exactly due to rounding. Effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2015, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2015 and 2014, for cards carrying the Visa, Visa Electron and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$526	3.0%	10.9%	$387	7.9%	15.7%	4,894	$139	-8.5%	-0.5%	1,039
Canada	59	-10.8%	4.9%	55	-11.1%	4.6%	720	5	-6.8%	9.7%	11
CEMEA	227	-13.8%	4.8%	60	-7.0%	11.5%	2,097	167	-16.0%	2.7%	1,234
LAC	237	-17.1%	10.3%	89	-17.6%	14.2%	2,912	147	-16.7%	8.1%	1,173
US	841	8.9%	8.9%	713	9.5%	9.5%	14,033	128	5.5%	5.5%	934

Visa Inc.	1,890	-0.4%	9.0%	1,305	4.8%	11.5%	24,656	586	-10.4%	3.9%	4,392
Visa Credit Programs
US	$372	9.2%	9.2%	$358	9.2%	9.2%	4,393	$14	7.9%	7.9%	17
International	504	-1.3%	12.1%	470	0.5%	13.5%	6,490	34	-20.3%	-3.9%	164

Visa Inc.	876	2.9%	10.8%	827	4.1%	11.6%	10,883	49	-13.7%	-0.7%	181
Visa Debit Programs
US	$469	8.7%	8.7%	$355	9.8%	9.8%	9,640	$113	5.2%	5.2%	917
International	546	-11.4%	6.4%	122	-3.5%	15.6%	4,133	424	-13.5%	4.0%	3,293

Visa Inc.	1,014	-3.1%	7.5%	477	6.1%	11.3%	13,773	537	-10.1%	4.3%	4,210

	For the 3 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	0.8%	11.2%	$372	5.7%	16.6%	4,674	$138	-10.3%	-1.2%	1,029	738	835
Canada	58	-12.0%	5.2%	54	-12.1%	5.1%	698	5	-11.3%	6.0%	12	43	50
CEMEA	232	-17.1%	9.4%	61	-9.9%	17.1%	1,914	171	-19.4%	6.9%	1,195	333	321
LAC	227	-17.5%	11.2%	85	-18.1%	14.0%	2,702	142	-17.2%	9.6%	1,093	415	451
US	822	8.7%	8.7%	693	9.7%	9.7%	13,658	129	3.9%	3.9%	959	630	802

Visa Inc.	1,850	-1.8%	9.7%	1,265	4.0%	12.1%	23,647	585	-12.3%	4.8%	4,287	2,158	2,459
Visa Credit Programs
US	$359	9.9%	9.9%	$345	10.2%	10.2%	4,224	$14	2.9%	2.9%	18	250	329
International	491	-2.7%	14.1%	456	-0.3%	15.6%	6,211	35	-25.3%	-2.3%	164	499	558

Visa Inc.	850	2.3%	12.3%	800	3.9%	13.2%	10,435	50	-18.9%	-0.8%	181	749	887
Visa Debit Programs
US	$463	7.9%	7.9%	$349	9.2%	9.2%	9,434	$115	4.0%	4.0%	941	380	473
International	537	-13.8%	7.2%	116	-8.7%	13.1%	3,777	420	-15.1%	5.7%	3,164	1,029	1,099

Visa Inc.	1,000	-5.0%	7.5%	465	4.1%	10.1%	13,212	535	-11.7%	5.4%	4,105	1,410	1,572

Operational Performance Data

	For the 3 Months Ended June 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	4.3%	10.9%	$364	7.9%	15.3%	4,394	$145	-3.8%	1.1%	1,003	725	822
Canada	62	-5.0%	6.0%	57	-5.3%	5.7%	679	5	-2.5%	8.9%	12	42	49
CEMEA	238	-13.8%	7.3%	61	-6.0%	15.3%	1,783	177	-16.3%	4.8%	1,195	332	321
LAC	237	-10.9%	11.6%	89	-12.4%	12.5%	2,595	148	-10.0%	11.1%	1,072	420	451
US	810	8.0%	8.0%	683	8.8%	8.8%	13,265	126	3.8%	3.8%	951	628	798

Visa Inc.	1,855	0.6%	9.1%	1,254	5.3%	11.0%	22,717	602	-8.0%	5.1%	4,232	2,145	2,441
Visa Credit Programs
US	$352	11.3%	11.3%	$339	11.7%	11.7%	4,072	$13	3.5%	3.5%	16	246	323
International	490	0.6%	12.9%	453	3.0%	14.5%	5,915	37	-21.7%	-3.8%	160	496	554

Visa Inc.	843	4.8%	12.2%	792	6.5%	13.3%	9,988	51	-16.3%	-2.0%	176	742	876
Visa Debit Programs
US	$457	5.6%	5.6%	$344	6.1%	6.1%	9,192	$113	3.8%	3.8%	935	382	476
International	555	-8.6%	7.4%	117	-4.7%	11.3%	3,537	438	-9.6%	6.4%	3,121	1,021	1,089

Visa Inc.	1,013	-2.7%	6.6%	462	3.2%	7.4%	12,729	551	-7.1%	5.9%	4,056	1,404	1,565

	For the 3 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$495	2.9%	8.6%	$343	4.8%	11.6%	4,092	$152	-1.2%	2.4%	986	711	809
Canada	54	-5.0%	7.1%	49	-5.3%	6.8%	602	5	-1.7%	10.9%	12	42	49
CEMEA	212	-16.0%	11.8%	54	-8.2%	19.9%	1,615	158	-18.4%	9.3%	1,121	329	323
LAC	243	-2.9%	13.4%	93	-1.4%	15.7%	2,529	149	-3.8%	12.1%	1,043	417	450
US	748	8.4%	8.4%	628	9.2%	9.2%	12,206	120	4.3%	4.3%	890	620	789

Visa Inc.	1,751	1.2%	9.5%	1,168	5.4%	10.8%	21,044	584	-6.2%	7.0%	4,052	2,120	2,420
Visa Credit Programs
US	$316	12.3%	12.3%	$303	12.3%	12.3%	3,623	$13	12.1%	12.1%	15	241	318
International	463	0.0%	11.5%	428	2.7%	12.8%	5,533	35	-24.2%	-2.6%	153	489	546

Visa Inc.	779	4.6%	11.8%	731	6.4%	12.6%	9,156	48	-16.8%	1.0%	168	730	864
Visa Debit Programs
US	$433	5.8%	5.8%	$325	6.5%	6.5%	8,583	$107	3.4%	3.4%	875	379	471
International	540	-6.4%	9.4%	111	-3.7%	11.9%	3,306	429	-7.0%	8.7%	3,009	1,011	1,085

Visa Inc.	972	-1.3%	7.7%	437	3.7%	7.9%	11,889	536	-5.1%	7.6%	3,884	1,390	1,556

	For the 3 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.6%	7.9%	$359	5.8%	10.8%	4,186	$152	-1.4%	1.7%	974	698	797
Canada	66	-0.1%	8.7%	62	-0.1%	8.7%	671	5	0.2%	9.0%	11	42	49
CEMEA	264	-7.8%	15.5%	65	3.2%	26.1%	1,616	199	-10.9%	12.4%	1,213	325	321
LAC	285	-0.6%	12.9%	109	-1.3%	12.6%	2,683	177	-0.2%	13.0%	1,130	414	452
US	772	9.4%	9.4%	651	10.2%	10.2%	12,595	121	5.2%	5.2%	916	611	782

Visa Inc.	1,898	3.3%	10.1%	1,245	6.9%	11.1%	21,750	654	-3.1%	8.1%	4,243	2,089	2,401
Visa Credit Programs
US	$341	13.7%	13.7%	$327	13.9%	13.9%	3,957	$13	9.2%	9.2%	16	236	313
International	510	1.6%	10.6%	467	3.9%	11.7%	5,769	43	-18.3%	-1.2%	173	485	543

Visa Inc.	851	6.1%	11.9%	795	7.8%	12.7%	9,725	56	-13.1%	1.4%	189	721	857
Visa Debit Programs
US	$431	6.2%	6.2%	$324	6.6%	6.6%	8,638	$108	4.7%	4.7%	899	374	469
International	616	-2.3%	10.8%	126	2.3%	14.4%	3,387	490	-3.4%	9.9%	3,155	994	1,076

Visa Inc.	1,047	1.0%	8.6%	450	5.4%	8.5%	12,025	597	-2.0%	8.8%	4,054	1,368	1,545

Operational Performance Data

	For the 12 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,041	2.8%	10.4%	$1,467	6.6%	14.8%	18,055	$574	-6.0%	0.5%	4,055
Canada	233	-8.4%	5.8%	214	-8.6%	5.5%	2,699	19	-5.7%	8.8%	46
CEMEA	909	-15.2%	8.2%	236	-7.8%	15.8%	7,410	673	-17.5%	5.8%	4,746
LAC	943	-12.4%	11.6%	357	-12.7%	14.1%	10,738	587	-12.2%	10.2%	4,381
US	3,221	8.5%	8.5%	2,718	9.3%	9.3%	53,162	503	4.4%	4.4%	3,734

Visa Inc.	7,346	-0.1%	9.3%	4,991	4.9%	11.3%	92,064	2,355	-9.3%	5.2%	16,962
Visa Credit Programs
US	$1,399	10.6%	10.6%	$1,344	10.8%	10.8%	16,312	$55	6.4%	6.4%	66
International	1,948	-0.9%	12.6%	1,807	1.4%	14.1%	24,149	142	-22.9%	-3.2%	641

Visa Inc.	3,347	3.6%	11.8%	3,151	5.2%	12.7%	40,461	197	-16.5%	-0.7%	707
Visa Debit Programs
US	$1,822	7.0%	7.0%	$1,374	7.9%	7.9%	36,850	$448	4.1%	4.1%	3,668
International	2,177	-10.1%	7.6%	467	-5.2%	13.0%	14,753	1,711	-11.4%	6.2%	12,588

Visa Inc.	3,999	-3.1%	7.3%	1,840	4.3%	9.2%	51,602	2,159	-8.6%	5.8%	16,255

	For the 12 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,986	6.7%	9.5%	$1,376	9.8%	12.6%	15,581	$610	0.1%	3.3%	3,722	698	797
Canada	254	0.8%	8.4%	234	0.8%	8.5%	2,500	20	0.6%	8.1%	46	42	49
CEMEA	1,071	1.4%	14.6%	256	13.6%	25.9%	5,743	816	-1.9%	11.4%	4,670	325	321
LAC	1,077	-0.1%	11.6%	408	0.4%	12.8%	9,939	668	-0.4%	10.9%	4,183	414	452
US	2,968	9.0%	9.0%	2,486	9.7%	9.7%	48,273	482	5.5%	5.5%	3,687	611	782

Visa Inc.	7,356	5.5%	10.1%	4,760	8.6%	11.3%	82,036	2,596	0.3%	7.8%	16,308	2,089	2,401
Visa Credit Programs
US	$1,265	12.3%	12.3%	$1,213	12.5%	12.5%	14,412	$52	7.8%	7.8%	64	236	313
International	1,966	4.8%	10.6%	1,782	6.4%	11.7%	21,750	184	-8.8%	-0.1%	709	485	543

Visa Inc.	3,231	7.6%	11.3%	2,995	8.8%	12.0%	36,163	235	-5.6%	1.8%	773	721	857
Visa Debit Programs
US	$1,703	6.7%	6.7%	$1,273	7.2%	7.2%	33,861	$430	5.3%	5.3%	3,623	374	469
International	2,423	2.1%	11.4%	492	11.3%	20.4%	12,013	1,930	0.0%	9.3%	11,912	994	1,076

Visa Inc.	4,126	3.9%	9.2%	1,765	8.3%	10.1%	45,874	2,361	0.9%	8.4%	15,535	1,368	1,545

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2015	-4%	4%
Sep 30, 2015	-4%	5%
Jun 30, 2015	0%	8%
Mar 31, 2015	2%	8%
Dec 31, 2014	4%	8%
12 Months Ended
Dec 31, 2015	-2%	6%
Dec 31, 2014	6%	8%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2015	18,986	8%
Sep 30, 2015	18,365	8%
Jun 30, 2015	18,024	8%
Mar 31, 2015	16,980	11%
Dec 31, 2014	17,599	10%
12 Months Ended
Dec 31, 2015	72,355	9%
Dec 31, 2014	66,607	10%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.